EXHIBIT 99

              RYDER IS REVIEWING OPTIONS FOR AUTO CARRIER BUSINESS

         MIAMI, Fl, October 31, 1996 -- Ryder System, Inc. (NYSE:R) has retained an advisor to assist it in exploring strategic options for its Ryder Automotive Carrier Services business unit, it was announced here today by Chairman, President and Chief Executive Officer M. Anthony Burns.

         "As we have said in the past," Burns commented, "our strategic focus is on the rapidly expanding integrated logistics and truck leasing and rental global market. Consistent with this strategy, we need to restore the financial performance of Automotive Carrier Services. Our advisor will help us explore all aspects of the business and develop strategic options."